UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  June 29, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ajay Sabherwal as Executive Vice President and Chief Financial Officer

On June 29, 2010, FairPoint Communications, Inc. (the “Company”) announced the appointment of Ajay Sabherwal as its Executive Vice President and Chief Financial Officer, effective July 19, 2010.  Mr. Sabherwal will serve as the Company’s principal financial officer.

Mr. Sabherwal’s Professional Background

Mr. Sabherwal, age 44, previously served as Chief Financial Officer for Mendel Biotechnology from 2009 to 2010, Chief Financial Officer for Aventine Renewable Energy from 2005 to 2009 and Executive Vice President, Finance & Chief Financial Officer for Choice One Communications from 1999 to 2005.  Mr. Sabherwal holds a BE in Mechanical Engineering and an MS in Economics from the Birla Institute of Technology & Science in Pilani, India and an MBA from the Manchester Business School in Manchester, UK.

Item 8.01               Other Events

On June 29, 2010, the Company issued a press release entitled “FairPoint Communications Names Chief Financial Officer.”  A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Lisa R. Hood
		Name:	Lisa R. Hood
		Title:	Senior Vice President and Controller, Interim Chief Financial Officer

Date: June 29, 2010